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                                                                   Exhibit 3.116

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               COVER CONCEPTS LLC

      LIMITED LIABILITY COMPANY AGREEMENT, dated as of June 17, 1997, made by and between the members ("Members") of Cover Concepts LLC, a Delaware limited liability company, who have executed the signature pages hereof

                                   WITNESSETH:

      WHEREAS, Cover Concepts LLC (the "Company") was formed on May 22, 1997 under the name Cover Concepts LLC by the filing of a Certificate of Formation (the "Certificate") with the Secretary of State of the State of Delaware; and

      WHEREAS, the Members wish to state their agreement as to the operation and management of the Company, as set forth herein;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the Members hereby agree as follows:

                                    ARTICLE I

                        FORMATION, NAME, PURPOSE AND TERM

      1.1 Formation. The Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (as hereafter amended from time to time, the "Act"), effective upon the filing of the Certificate.

      1.2 Purposes and Powers. The Company may engage in any lawful business of every kind and character for which a limited liability company may be organized under the Act or any successor statute. The Company shall have all of the powers provided for a limited liability company under the Act.

      1.3 Term. The term of the Company commenced on the date Company was formed and shall continue until terminated as hereinafter provided.

      1.4 Offices. The Company shall have its principal place of business at 745 Fifth Avenue, New York, New York 10151, and may change such office, or open such other places of


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business at such locations, both within and without the State of Delaware, as the Managing Member (as defined in Section 5.1) may from time to time determine or as the business and affairs of the Company may require.

      1.5 Fiscal Year. The fiscal year of the Company shall be the calendar year.

                                   ARTICLE II

                        MEMBERS AND MEMBERSHIP INTERESTS

      2.1 Initial Members. The Members and their respective percentage interests ("Percentage Interests") in the Company are set forth below. Each Member's membership interest in the Company (an "Interest") became effective upon contribution of the amount set forth opposite his or her name in Section 3.2.

      Member                                    Percentage Interest
      ------                                    -------------------

      Channel One Communications Corporation            99%
      Haas Publishing Companies, Inc.                    1%

      2.2 Additional Issuance of Interests, Additional Classes of Interests.

      (a) In order to raise additional capital, acquire assets, redeem or retire debt of the Company, create incentives for employees and others to make contributions to the success of the Company or for any other purpose, the Company may issue Interests in addition to those set forth in Section 2.1 to any Member or any other person or entity, and may admit such other persons or entities to the Company as Members, for consideration, and on terms and conditions, all as determined by the Members.

      (b) With the consent of the Members, the Company may issue Interests from time to time in one or more classes, or one or more series of such classes, which classes or series shall have, subject to the provisions of applicable law, such designations, preferences and relative, participating, optional or other special rights as shall be fixed by the Members, including, without limitation, with respect to: (i) the allocation of items of profit or loss to each such class or series; (ii) the right of each such class or series to share in distributions; (iii) the rights of each such class or series upon dissolution and liquidation of the Company; (iv) the price at which, and the terms and conditions upon which, each such class or series may be redeemed by the Company, if any such class or series is so redeemable; (v) the rate at which, and the terms and conditions upon which, each such class or series may be converted into another class or series of Interests; and (vi) the right of each such class or series to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such class or series, if any such class or series is granted any voting rights.

      2.3 Interests. A Member's Interest shall be personal property for all purposes.


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All property owned by the Company shall be deemed to be owned by the Company as an entity, and no Member shall be deemed to own any such property or any portion thereof.

      2.4 No Preemptive Rights. Except as may otherwise be specifically provided herein, no Member shall have any preemptive, preferential or other right with respect to (a) additional capital contributions; (b) the issuance or sale of Interests; (c) the issuance of any obligations, evidences of indebtedness or other securities of the Company convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any Interests; (d) the issuance of any right of, subscription to or right to receive, or any warrant or option for the purchase of, any of the foregoing securities; or (e) the issuance or sale of any other securities by the Company.

      2.5 Return of Contributions. No interest shall accrue on any contributions to the capital of the Company. No Member shall have the right to withdraw or to be repaid all or any portion of his capital contribution except as otherwise provided herein.

      2.6 Liability of Members; Indemnity.

      (a) No Member shall be personally liable for the debts, obligations or liabilities of the Company solely by reason of being a Member. Each Member shall indemnify and hold the other Members and the Managing Member (and, where applicable, their respective officers, partners, members, directors, shareholders, employees, agents and affiliates) harmless from and against all claims, demands, costs, losses and damages, including, without limitation, attorneys' fees and expenses (collectively, "Losses") incurred as a result of or in connection with the indemnifying party's breach (directly or by its agents or other representatives) of any provision of this Agreement or action outside the scope of this Agreement.

      (b) Subject to Section 2.6(a), the Company shall indemnify and hold each Member (and, where applicable, its officers, partners, members, directors, shareholders, employees, agents and affiliates) harmless from and against all Losses incurred as a result of or in connection with (i) any claim that such Member is liable for any debt, obligation or liability of the Company or is directly or indirectly required to make payments in respect thereof or in connection therewith, and (ii) any act or omission by such Member for or on behalf of the Company, unless such act or omission is unauthorized, contrary to this Agreement or constitutes gross negligence or fraud.

      (c) The Company shall indemnify any executive or employee of the Company against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such executive or employee of the Company in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Company or otherwise, to which such executive or employee of the Company was or is a party by reason of being an executive or employee to the Company, or by reason of the fact that he or she is or was serving, at the request of the Company, as a director, officer, partner, trustee, executive, employee, or agent of another company, corporation, partnership, limited liability company, joint venture, trust or other enterprise, unless the act or omission giving rise to such indemnity obligation is unauthorized or constitutes gross negligence or fraud.


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      (d) Each party to be indemnified (an "indemnified party") under Section
2.6 (a), (b) or (c) shall give each indemnifying party notice of any Losses subject to the indemnity within 30 days after the indemnified party has received actual notice thereof. The indemnifying party shall be entitled to participate in or direct the defense of any action in connection with the reported Losses, provided that it employs counsel reasonably satisfactory to the indemnified party. An indemnifying party shall not be liable to an indemnified party in respect of settlements effected by the indemnified party without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed.

                                   ARTICLE III

               PROFITS AND LOSSES; CAPITAL ACCOUNTS; DISTRIBUTIONS

      3.1 Allocations of Profits and Losses. All distributions and allocations of income, loss, deduction or credit or similar items shall be allocated to the Members in accordance with their respective Percentage Interests.

      3.2 Capital Accounts. The Company has established and shall maintain capital accounts for each Member, the initial balances of which were equal to amounts of their respective initial capital contributions, as set forth below. A Member's capital account shall be increased by the amount of (a) any additional capital contributions by, and (b) the income and gain allocated to, such Member, and shall be decreased by (i) any losses and deductions allocated, and (ii) distributions made, to such Member pursuant to the terms of this Agreement. It is the intention of the Members that capital accounts be maintained strictly in accordance with Treas. Reg. ss. 1.704-1(b)(2)(iv).

      Member                                    Initial Capital Contribution
      ------                                    ----------------------------

Channel One Communications Corporation                     $99.00
Haas Publishing Companies, Inc.                            $ 1.00

      3.3 Additional Capital Contributions. Except as otherwise determined by the Managing Member, no Member shall have any obligation to make any additional contribution to the capital of the Company. If additional capital is so required, each Member shall contribute his or her share of the total additional amount, based on his or her Percentage Interest.

      3.4 Distributions. The Company shall distribute its funds and other assets to Members at such times and in such amounts as the Managing Member determines to be appropriate, in accordance with Section 3.1.


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                                   ARTICLE IV

                               MEETINGS OF MEMBERS

      4.1 Annual Meetings. An annual meeting of the Members shall be held in New York, at the office of the Company, or at such other location as may be designated by the Managing Member, and on such date as the Managing Member may determine. At such annual meeting, the Members shall transact such business as may properly be brought before the meeting.

      4.2 Special Meetings. Special meetings of the Members, for any purpose or purposes, may be called by the Managing Member. Only business within the purpose or purposes described in the notice of special meeting of Members may be conducted at such special meeting.

      4.3 Notice of Meetings. Written notice of each meeting of Members, stating the date, time and place and, in the case of a special meeting, the purposes thereof, shall be sent to each Member not less than ten nor more than 60 days before the date of such meeting, either by first class mail, postage prepaid, or by hand or nationally recognized overnight courier. Such notice shall be given to each Member at the address set forth for such Member beneath his or her name on the signature pages of this Agreement. If, however, the Managing Member reasonably determines that there is an emergency for which a meeting should be called, notice of such meeting may be given orally not less than 24 hours before the meeting and the Managing Member shall make available telephone conference call facilities for all Members who advise they wish to be included, but cannot be physically present.

      4.4 Quorum of Members. Members holding more than 75% of all Percentage Interests held by all Members entitled to vote at a meeting of Members, present in person or represented by proxy, shall constitute a quorum at each such meeting. The Members represented in person or by proxy at a meeting of Members at which a quorum is not present may adjourn the meeting until such time and place as may be determined by a vote of the Members holding a majority of the Percentage Interests represented in person or by proxy at that meeting. At any such adjourned meeting at which a quorum shall be present and acting throughout, any business may be transacted that might have been transacted at that meeting as originally convened.

      4.5 Voting by Members. At any meeting of Members, every Member having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such Member. Except as otherwise set forth herein with respect to any matter at any meeting, or otherwise with respect to any determination or consent required or permitted to be made by the Members under this Agreement, the affirmative vote of the Members holding more than 75% of all Percentage Interests held by all Members entitled to vote thereon, make such determination or consent thereto, shall be the act of the Members, provided that, in each case, the Managing Member, if a Member, or the Member or Members affiliated with the Managing Member, if any, shall have affirmatively so voted or consented thereto. No action shall be taken by the Members in the absence of such a vote or consent.

      4.6 Action without a Meeting. Any action required or permitted to be taken at any


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annual or special meeting of Members, including determinations and consents under this Agreement, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members whose affirmative vote would otherwise be required for such action at a meeting hereunder at which all Members entitled to vote thereon were present, provided same shall have been delivered to the Company within 60 days and all non-consenting Members shall have been advised of such action, as required by the Act. Action by written consent shall constitute the act of the Members.

      4.7 Telephonic Meetings. Members may participate in and hold meetings by using conference telephone or similar communications equipment, by means of which all persons participating in such meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                                    ARTICLE V

                                   MANAGEMENT

      5.1 Management of the Company.

      (a) Except to the extent otherwise provided herein, the powers of the Company, including, without limitation, the right to vote or otherwise take action in respect of securities owned by the Company, shall be exercised by and under the authority of, and the business and affairs of the Company shall be managed under the direction of Channel One Communications Corporation (the "Managing Member") for the benefit of the Members. The Managing Member, acting in its capacity as such, shall have the authority to act for the Company and to bind the Company by its signature to any obligation or transaction.

      (b) Upon the withdrawal of Managing Member for any reason, the Members may appoint a successor Managing Member.

      (c) The Managing Member shall have the authority and full discretion to appoint executive officers and to hire and to fire employees. In addition, the Managing Member shall have the authority to delegate its duties hereunder to any executive officer who may be appointed or any employee who may be hired.

      5.2 Term and Duties, Filling of Vacancies. The Managing Member shall serve in such capacity in accordance with this Agreement. The Managing Member may resign on no less than 60 days' prior written notice to the Company. Subject to
Section 5.1(b), if the Managing Member resigns or no longer serves in such capacity for any reason, the Members may appoint a successor Managing Member, who need not be a Member, with such qualifications, duties and responsibilities, and with such compensation, as the Members shall at such time determine in accordance with Section 5.6. Such successor Managing Member shall execute this Agreement


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and shall for all purposes be bound as the Managing Member hereunder, except to the extent this Agreement has been amended by the Members in connection with the appointment of such successor.

      5.3 Removal. The Managing Member may be removed only for intentional misconduct hereunder or a knowing violation of law which causes material damage to the Company (and by which the Managing Member personally gained a financial profit to which it was not legally entitled). Subject to Section 5.1(b), any vacancy occurring as a result of such removal from office shall be filled as set forth in Section 5.2.

      5.4 Specific Actions.

      (a) Without limiting the generality of Sections 5.1 and 5.2, but subject to the provisions of Sections 5.4(b), the Managing Member shall have the power and authority, on behalf of the Company and any other legal entity represented by the Company and in which the Company exercises significant management control, among other things, to:

            (i) acquire property in the ordinary course of business from any person (including Members or affiliates of any thereof);

            (ii) purchase liability and other insurance to protect the property and the business of the Company, or as may be required by the Members or any lender to the Company;

            (iii) employ, terminate employment of, and otherwise fix the terms of employment and termination of employment of, employees of Company (including Members or affiliates of Members);

            (iv) invest Company funds in time deposits, short-term governmental obligations, commercial paper or other similar investments or in any other capital asset or investment in the ordinary course of business;

            (v) execute on behalf of the Company instruments and documents, including, without limitation, checks, drafts, notes and other negotiable instruments, leases (and alterations, modifications or terminations thereof), partnership agreements, and any other instruments or documents necessary, in the opinion of the Managing Member, to the business of the Company and relating to transactions that have been approved in accordance with this Agreement;

            (vi) borrow money for the Company in the ordinary course of business, on a secured or unsecured basis, from banks or any other person (including Members or affiliates of any thereof);


            (vii) enter into any and all other agreements on behalf of the Company, including, without limitation, any guaranties, with any other person (including Members or


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      affiliates of any thereof), for any purpose in the ordinary course of business, in such forms as the Managing Member may approve;

            (viii) institute, prosecute, defend and settle legal, administrative or other suits, claims or proceedings against or by the Company or in the Company's name and engage counsel in connection with any such suit, claim or proceeding;

            (ix) purchase, construct or otherwise acquire real property, or acquire any equity interest therein;

            (x) purchase or otherwise acquire all or substantially all of the assets of, or shares or interests in, any company, corporation, partnership, limited liability company, joint venture, trust or other enterprise; and

            (xi) do and perform any and all other lawful acts as may be necessary or appropriate to conduct the business of the Company.

      (b) The Members shall be required to authorize the following acts or transactions by the Managing Member on behalf of the Company:

            (i) the sale, exchange or other disposition of all or substantially all of the Company's business or assets, in a single transaction or a series of related transactions;

            (ii) any assignment for the benefit of creditors of the Company ,the filing of a voluntary petition in bankruptcy, or the appointment of a receiver for the Company; and

            (iii) the repurchase of an Interest of a disassociated Member pursuant to Section 7.3.

      (c) Any deed, bill of sale, mortgage, security agreement, contract of sale or other commitment to convey or encumber substantially all of the Company's assets shall be signed by the Managing Member.

      5.5 Duties and Liability of Managing Member.

      (a) The Managing Member shall perform his or her duties as Managing Member in good faith and with that degree of diligence and care that an ordinarily prudent person in a like position would use under similar circumstances. The Managing Member shall be entitled to rely on information, opinions, reports or statements including financial statements, in each case prepared by one or more agents or employees, counsel, public accountants or other persons employed by the Company as to matters that the Managing Member believes to be within such person's competence.

      (b) The Managing Member shall not be personally liable for the debts, obligations or liabilities of the Company solely by reason of being a Managing Member. The Company shall indemnify and hold the Managing Member (and, where applicable, its officers, partners, members,


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directors, shareholders, employees, agents and affiliates) harmless from and against all Losses incurred as a result of or in connection with (i) any claim that the Managing Member is liable for any debt, obligation or liability of the Company or in connection with any act or omission, or any injury suffered, by any employee of the Company, or is directly or indirectly required to make payments in respect thereof or in connection therewith, and (ii) any act or omission by the Managing Member for or on behalf of the Company, provided that such act or omission was consistent with the Managing Member's duties set forth in Section 5.5(a).

      5.6 Reimbursement and Compensation of Managing Member. All reasonable direct costs and expenses incurred by the Managing Member in conducting the business and affairs of the Company shall be reimbursed by the Company as a Company expense.

      5.7 Other Activities. This Agreement shall not preclude or limit, in any respect, the right of the Managing Member or any of his or her affiliates to engage or invest, directly or indirectly, in any business activity or venture of any nature or description. Neither the Company nor any Member shall have any right to participate in any investments made by, or other activities of, the Managing Member.

      5.8 Accounting by Managing Member. The Managing Member shall account to the Company for, and hold as trustee for the Company, any profit or benefit derived by the Managing Member from any transaction connected with the conduct or winding up of the Company or from any personal use by the Managing Member of the Company's property without the consent of the Members.

      5.9 Delegation to Agents and Officers. The Managing Member may delegate functions relating to the day-to-day operations of the Company to such officers, agents, consultants or employees as he or she may from time to time designate or appoint and remove from office. Such officers, agents, consultants and employees shall have such duties, powers, responsibilities and authority as may from time to time be prescribed by the Managing Member, and may be removed at any time, with or without cause, by the Managing Member.

      5.10 Other Duties of Managing Member. In addition to its other duties set forth herein, the Managing Member:

      (a) shall provide to the Members periodic reports summarizing the business and operations of the Company, including receipts, expenses and charges, in such form and reasonable detail as the Managing Member may determine;

      (b) shall maintain the books and records of the Company, as required under the Act, and permit each Member access thereto during normal business hours and upon reasonable prior notice;

      (c) shall cause to be timely prepared and sent to each Member a copy of the Company's federal, state and local income tax or information returns for each fiscal year of the Company, together with Schedules K-1;


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      (d) shall determine, from time to time, the method of accounting and the independent accountants for the Company;

      (e) may make, on behalf of the Company, the election permitted by Code
Section 754 with respect to adjustments to the basis of Company property;

      (f) shall, promptly following receipt thereof, give notice to the Members of any proposed audit or adjustments of any Company tax returns; and

      (g) shall maintain, in the name of the Company, bank accounts in which receipts in respect of the Company's business shall be deposited and from which all expenses shall be paid.

      5.12 Tax Matters Partner. As long as the Managing Member is the Managing Member and a Member, it is hereby designated as the Company's "Tax Matters Partner" for purposes of the Internal Revenue Code, and, if the Managing Member ceases to be a Member or the Managing Member, the successor Managing Member shall be the Company's Tax Matters Partner as long as it is a Member. If there is no Managing Member, or if the Managing Member is not a Member, the Members shall appoint a Tax Matters Partner.

                                   ARTICLE VI

                            ASSIGNMENTS OF INTERESTS

      6.1 Transferability of Interests. Except as otherwise set forth in this Agreement, a Member may not assign, encumber, pledge or otherwise transfer (any of which is referred to as a "Transfer") its Interest, any portion thereof or any rights therein, with or without consideration, to any person or entity without the prior written consent of both the Managing Member, in its capacity as such, and all of the remaining Members. Unless an assignee becomes a substituted Member in accordance with the provisions of Section 6.2, an assignee shall not be entitled to exercise any of the rights or powers of a Member, other than the rights to share in profits and losses and to receive such distributions and allocations of income, loss, deduction or credit or similar items to which its assignor would otherwise have been entitled (to the extent any such rights are assigned to the assignee in accordance with this Section). Any Transfer in violation of this Section shall be null and void and will not bind the Company or the Managing Member.

      6.2 Substitution of Members. An assignee of an Interest shall become a substituted Member only upon the fulfillment of all of the following conditions:

      (a) the assignor shall have assigned to the assignee all of the assignor's voting and financial rights with respect to the Interest or portion thereof assigned;


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      (b) all of the Members, other than the assignor, shall have consented to the substitution of the assignee as a Member (unless substitution occurs pursuant to Section 6.4 or 7.2(b));

      (c) the assignee shall have paid to the Company all costs and expenses incurred in connection with such assignee's substitution as a Member, including, without limitation, all costs and expenses incurred in connection with amending this Agreement; and

      (d) the assignee shall have executed a counterpart of this Agreement and such other documents as the Managing Member shall reasonably request to effect the substitution of the assignee as a Member, including, without limitation, an assumption of all the assignor's then outstanding obligations hereunder.

      6.3 Effect of Substitution. A Member shall cease to be a Member and to have the power to exercise any rights or powers of a Member upon assignment of all of its Interest in compliance with the conditions set forth in Sections 6.1 and 6.2. Such Member shall, however, remain liable for his pre-existing obligations to the Company in any event. The pledge or other encumbrance of rights in respect of an Interest shall not cause the Member pledging or encumbering such Interest to cease to be a Member or to have the power to exercise any rights or powers of a Member.

      6.4 Permitted Transfers. The restrictions set forth in Sections 6.1 and 6.2(b) shall not apply to the issuance of an Interest directly by the Company to a new Member in accordance with Section 2.2, or to any Transfer of an Interest, any portion thereof or any interest therein, to (a) another Member or (b) the successor-in-interest of a Member.

                                   ARTICLE VII

                           DISASSOCIATION OF A MEMBER

      7.1 Disassociation. A Member shall cease to be a Member upon the occurrence of any of the following events:

      (a) the Member's bankruptcy, insolvency, or making an assignment for the benefit of his creditors;

      (b) the dissolution and commencement of winding up of the Member.

A Member may not otherwise withdraw voluntarily from the Company before its dissolution and winding up.

      7.2 Rights of Disassociating Member. Subject to the right of the Company to repurchase the disassociated Member's Interest in the manner, and at the price, set forth in Section 7.3:

      Upon the disassociation of any Member from the Company for any reason set forth in


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Section 7.1 (a) or (b), the Member (or its successors-in-interest) shall be entitled to be paid such economic benefits or profits, losses and other distributions to which the Member would have been entitled as a Member, including the amount of any distributions to which the Member is entitled under this Agreement at the time of disassociation, but it shall not (i) be a Member,
(ii) be entitled to vote on any matter, (iii) be entitled to any return of capital, except at such time or times that the remaining Members become so entitled; or (iv) be entitled to be paid fair market value for his or her Interest or otherwise bought out, notwithstanding any provision in the Act to the contrary.

      (b) Upon the disassociation of any Member from the Company for any reason set forth in Section 7. 1 (b), the successors-in-interest to such Member shall become substituted Members in his or her place subject to the requirements of
Section 6.2.

      7.3 Repurchase Rights.

      (a) The Interest of a Member who disassociates from the Company for any reason set forth in Section 7.1 (a "Disassociation Event") may be repurchased, at the Company's option, from such Member (or his or her successors-in-interest) (any of which is referred to as the "Selling Member") as set forth in this Section. At any time within six months after it receives notice of a Disassociation Event, the Company may elect, by written notice (the "Purchase Notice") given to the Selling Member, to repurchase the Selling Member's Interest for an aggregate amount equal to the Purchase Price (as defined below). The purchase of a Selling Member's Interest hereunder shall take place on the date designated in the Purchase Notice, which date shall be not more than one year after notice of the Disassociation Event was delivered (the "Closing Date").

      (b) The price for a Selling Member's Interest under Section 7.3(a) (the "Purchase Price") shall be based on the Company's value as a going concern, including its goodwill. If the Selling Member and the Company cannot agree on the Purchase Price within 30 days after the end of the six-month period referred to in Section 7.3 (a), the Purchase Price shall be the appraised value of the Selling Member's Interest, determined as of the date on which notice of the Disassociation Event was delivered, by an appraiser jointly designated by the Selling Member and the Company. If the parties cannot agree upon an appraiser within ten days following the date on which they acknowledge that they cannot otherwise agree on the Purchase Price, the Purchase Price shall be determined by two appraisers, one of which shall be chosen by the Selling Member and the other of which shall be chosen by the Company within ten days following the date on which such parties acknowledge that they cannot otherwise agree on a single appraiser. In the appraisal process, an appropriate discount shall be taken on the value of an Interest by reason of the fact that it is a minority Interest. If the two appraisers agree upon the appraised value, they shall jointly render a written report thereof to the Selling Member and the Company. If the appraisers have not so agreed, within 15 days following their appointment, they shall appoint a third appraiser, who shall appraise the Company's assets, determine the appraised value and render a written report thereof. In such a case, the appraised value shall be the average of the closest two of the three appraisals. The two appraisers' determination (or the third appraiser's


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determination of the appraised value hereunder, if required) shall be conclusive and binding on the parties. Each party shall pay the fees and expenses of the appraiser designated by that party and shall bear one-half of the fees and expenses of a single appraiser, or of the third appraiser, if required.

                                  ARTICLE VIII

                                   DISSOLUTION

      8.1 Dissolution. Notwithstanding anything contained in the Act to the contrary, the Company shall be dissolved, and its affairs wound up, only upon the written consent of Members, including the Managing Member, holding more than 75% of all Percentage Interests, provided that the Managing Member, if a Member, and all Members that are affiliates of the Managing Member, shall have so consented.

      8.2 Winding Up. Upon dissolution of the Company, its affairs shall be wound up promptly by the Managing Member (in such capacity, collectively, the "Liquidator").

      8.3 Distributions. Unless otherwise required by law, the proceeds of any dissolution of the Company shall be distributed in the following order of priority:

      (a) first, to the payment of the debts and liabilities of the Company, including liabilities to disassociated Members and to Members who are also creditors of the Company, and the expenses of dissolution and liquidation;

      (b) then, to the establishment of any reserves which the Liquidator shall deem reasonably necessary for payment of such other debts and liabilities of the Company (contingent or otherwise), as are specified by the Liquidator, such reserves to be held by a bank or trust company selected by the Liquidator, as escrow holder, to be disbursed as directed by the Liquidator in payment of any of the specified debts and liabilities or, at the expiration of such period as the Liquidator may deem advisable, to be distributed in the manner hereinafter provided; and

      (c) finally, to the Members consistent with Article III.


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

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.1 Integration; Amendments. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and no amendment, alteration or modification hereof shall be binding unless in writing and signed by all Members.

      9.2 Benefits and Obligations. Except as otherwise specifically provided herein, this Agreement shall be binding upon and shall inure to the benefit of each of the Members and their respective successors and permitted assigns.

      9.3 Severability. If any provision of this Agreement, or portion thereof, or the application thereof to any person or circumstance, is invalid or unenforceable, then the remainder of this Agreement, or the application of the provision or portion thereof to other persons or circumstances, shall not be affected thereby, provided that if any provision or portion thereof or the application thereof is invalid or unenforceable, then a suitable or equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, the intent and purpose of the invalid or unenforceable provision or portion thereof.

      9.4 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and wholly performed therein by residents thereof, and specifically, the Act.

      9.5 No Right to Petition for Dissolution. The Members agree that irreparable harm would be done to the business and goodwill of the Company if any Member were to bring an action under the Act for the judicial dissolution of the Company. Accordingly, each Member, in his capacity as such, hereby irrevocably waives any such right to petition for dissolution of the Company under the Act, and all similar rights under other applicable law, except to the extent such relief may be sought by the Company itself as authorized by the Members in accordance with this Agreement.

      9.6 No Third-Party Beneficiaries. The covenants, obligations and rights set forth in this Agreement are not intended to benefit any creditor of the Company or of any Member or assignee thereof or any other third person, and except as permitted by applicable law in connection with certain wrongful distributions, no such person shall, under any circumstances, have any right to compel any actions or payments by the Managing Member and/or the Members or shall, by reason of any provision contained herein, be entitled to make any claim in respect of any debt, liability, obligation or otherwise against the Company or any Member.

      9.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      9.8 Headings. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

      9.9 Arbitration. Any controversy or claim arising out of or relating to this Agreement or under or in connection with any other agreement or instrument relating to the Business, shall be finally resolved by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any such arbitration shall take place in New York, New York, before a single arbitrator chosen in accordance with such Rules. The parties further agree that
(a) the arbitrator shall be empowered to order injunctive relief and/or specific performance of the terms and conditions of this Agreement, as well as to include arbitration costs and attorneys' fees in the award to the prevailing party in any such proceeding, and (b) the award in such proceeding shall be final and binding on the parties. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Limited Liability Company Agreement as of the date first set forth above.

                              Channel One Communications Corporation


                              By:
                                 ----------------------------------------
                                  Name: Beverly C. Chell
                                  Title: Vice Chairman

                              Haas Publishing Companies, Inc.


                              By:
                                 ----------------------------------------
                                  Name: Beverly C. Chell
                                  Title: Vice Chairman


                                       15